Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) of the type that the Registrant treats as private and confidential.

Exhibit 10.2

SUPPLY AGREEMENT

by and between

Aptevo Research and Development LLC

and

Niowave, Inc.

SUPPLY AGREEMENT

This Collaboration and Supply Agreement (this “Agreement”) dated as of May [22], 2026 (the “Signing Date”), is made by and between Aptevo Research and Development LLC , a Delaware corporation having a place of business at 2401 4th Ave., Suite 1050, Seattle, WA 98121, USA (“Company”), and Niowave, Inc., a Michigan corporation having a place of business at 1012 N. Walnut Street, Lansing, MI 48906, USA (“Niowave” and, together with the Company, the “Parties” and each, a “Party”). Company desires to purchase from Niowave, and Niowave desires to supply Company, the Materials for Company’s use in manufacturing radiopharmaceutical products in accordance with the terms and conditions set out herein.

NOW THEREFORE in consideration of the undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that the obligations of the Parties hereunder shall become effective upon the election of Company (which election shall be in Company’s sole discretion) on or after the time at which Niowave becomes the Non-Continuing Party, as defined in and for purposes of that certain Collaboration Agreement, by and between the Parties, dated on or about the Signing Date, as amended and/or restated from time to time (the “Collaboration Agreement”) (the time of such election by Company, the “Effective Time”).

Article 1.

Definitions
1.1
In addition to any other defined terms in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a Party, any corporation or other business entity that controls, is controlled by, or is under common control with that Party.

“Change Order” means a mutually approved change in writing by both Parties in accordance with the procedures set forth in Section 2.3 that describes in reasonable detail an amendment or modification to the Supply Commitment in Exhibit B and the associated costs.

“Confidential Information” means all confidential technical information, know-how and data, and other proprietary information and data of a financial, business, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied (directly or indirectly) or otherwise made available to the other Party or its Affiliates.

“Final Product” means an oncology radiopharmaceutical based on the Materials, as modified and improved by Company.

“Materials” means Actinium-225, or “Ac-225” as used herein or another radioisotope mutually agreed upon by the Parties.

“mCi” means millicurie which is the unit of radioactivity equal to one thousandth of a curie.

“Niowave Background IP” means all Know-How, Intellectual Property Rights and all regulatory filings and approvals reasonably necessary or desirable to research, develop, manufacture, and supply Materials owned or controlled by Niowave prior to the Effective Time and all such intellectual property developed by or for Niowave outside of the scope of this Agreement.

“Specifications” means the mutually agreed upon, in writing, acceptance criteria for the Materials attached as Exhibit A, as the same may be amended from time to time by written agreement of the Parties.

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Article 2.

Supply/Purchase of Materials
2.1
Supply Commitment. Niowave will supply Materials to Company under the terms and conditions set forth in Exhibit B.
2.2
Minimum Amount. There will [***] (“Minimum Amount”) of Materials that the Company will be required to purchase during the Term.

1.1
Change Order. The Supply Commitment of Section 2.1 and as outlined in Exhibit B, may be amended by the Parties from time to time in accordance with, and shall be effective only upon execution of a written Change Order signed by and agreed to both Parties.
1.2
Capacity Reservation Option. Company may exercise a Capacity Reservation Option as set forth in Exhibit C.
Article 2.

Order Processing
2.1
Rolling [***]-month Supply Forecasts and Actual Production. Company shall provide Niowave with a rolling [***]-month demand requirement of Materials for Company’s use and/or that of the Company’s collaborators and not for resale as a commercial supplier. The first [***] months of each rolling forecast for Materials will be considered binding and converted to purchase orders that will be filled by Niowave pursuant to the terms of this Agreement (“Binding Forecast”).
2.2
Shipping Costs, Risk of Damage and Delivery Terms. Niowave will arrange for shipment of Materials from Niowave’s facility on [***] basis to Company’s designated facility. Company will reasonably cooperate with Niowave in arranging shipment. Niowave will include all shipping expenses with each invoice. If applicable, Niowave will invoice Company for all tariffs, and all duties, sales, or value-added taxes (VAT), and similar governmental impositions associated with the import or export of the Materials and the sale of Materials to Company. Company acknowledges risk of loss transfers to Company upon handover to the carrier at Niowave’s facility.
1.1
Acceptance. Upon delivery of shipment of Materials, Company shall immediately inspect the Certificate of Analysis and perform certain tests on the Materials to confirm that the Materials meet the Specifications. In case of any non-compliance of Materials, Company shall notify Niowave in writing (email is sufficient) within [***] hours of the delivery of the relevant shipment (“Non-conformance Notice”) detailing with specificity of the non-compliance of such shipment. [***] If Company does not provide Niowave with a timely Non-conformance Notice, the shipment will be deemed accepted by Company and Company will be deemed to have waived all claims related to non-conformance of Materials as to the accepted shipment (“Acceptance”).
Article 2.

Regulatory Activities; Compliance
2.1
Manufacturing Practices.
2.1.1
Niowave will manufacture Materials in compliance with all applicable laws, regulations and other regulatory requirements. Niowave will maintain an FDA-compliant quality system such that Niowave meets all applicable regulatory requirements. [***]
2.1.2
Niowave will maintain all records pertaining to the Materials supplied to Company on forms required by the applicable regulatory authorities. Niowave will provide the necessary data and information reasonably requested by Company to comply with applicable laws, regulations, or requirements or directives from relevant regulatory agencies.
2.1.3
Niowave shall notify Company regarding any changes Niowave makes to its Drug Master File (DMF) or other regulatory filings.
1.1
Testing and Labeling. Prior to shipment of Materials, Niowave will ensure that the shipment meets the Specifications and is properly labeled. With each shipment of Materials, Niowave shall provide a Certificate of Analysis signed by the relevant authorized representative of Niowave stating that the shipment meets the Specifications.
1.2
Responsibility for the Final Product. Upon acceptance of any shipment of Materials in accordance with Section 3.4, Company shall be solely responsible, at its sole cost and for the packaging, handling, storage, quality control, quality assurance, and all testing and release aspects of the Final Product. Company shall comply with all applicable laws for the Final Product, including any reporting requirements for adverse events, including compliance with the display, documentation, and reporting obligations to the authorities. For the avoidance of doubt, Niowave takes no responsibility or liability as to the packaging, handling, storage, quality control, quality assurance, and all testing and release aspects of the Final Product, including compliance with any import or export laws.
1.1
Audits.

1.1.1
Company and its representatives, including any authorized representatives and notified bodies have the right to perform routine audits of Niowave relating to the manufacture Materials supplied to Company, but not more often than once per calendar year. The purpose of the Company audit is to determine Niowave’s compliance with applicable laws, regulations, policies, procedures and guidelines and the terms of this Agreement, limited to Niowave’s manufacture of Materials for Company. Audits will be scheduled in advance at times mutually agreeable to both Company and Niowave.
1.1.2
In the case of unannounced inspections by notified bodies or governmental or regulatory authorities, Niowave will provide access and support upon the arrival of the authority for inspection. Niowave will notify the Company quality point-of-contact when any notified body or regulatory authority arrives with respect to an audit and will notify Company of any findings resulting from any such audit within five (5) days thereafter.
Article 2.

Confidentiality
2.1
Company shall treat as strictly confidential for the term of this Agreement and for a period of five (5) years after its expiry all Confidential Information exchanged during the term of this Agreement. Company shall not disclose any Confidential Information to any third party unless required by law or court order to disclose such Information. The obligations in this Section will not include any information which:
(i)
is or becomes known to the public through no breach of this Agreement by Company;
(ii)
(ii) is disclosed to Company by a third party who is authorized to disclose it;
(iii)
(iii) as shown by written records, was known to, or was otherwise in the possession of, Company prior to the time of disclosure; or (iv) as shown by written records, is developed by Company independently of the Materials and any Information disclosed under this Agreement.
1.1
Duty of Confidence. Subject to the other provisions of this Article, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Article, each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. A recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement, provided that such Persons are bound to maintain the confidentiality of the Information in a manner consistent with the confidentiality provisions of this Agreement.
1.2
Survival of Provisions. The obligations of Confidentiality and non-use survive the termination or expiration of this Agreement, irrespective of the manner in which this Agreement is terminated.
Article 2.

Term, Termination
2.1
Term. This Agreement shall be effective as of the Signing Date (provided, that the obligations of the parties hereunder shall be effective only as of the Effective Time) until the end of the Term as outlined in Exhibit B. This Agreement may be terminated at any time by the Company upon thirty (30) days’ written notice [***]. Niowave reserves the right to terminate this Agreement because of: (a) the insolvency or financial condition of Company; or (b) the commencement of a case or the appointment of or a taking of possession by trustee or custodian under any bankruptcy or insolvency laws.
2.2
Termination for Material breach. If either Party is in material breach of its obligations under this Agreement, upon receipt of written notice of termination from the non-defaulting Party, defaulting party has thirty (30) days, or such longer period as is necessary, to remedy the breach so long as the defaulting party commences a cure within such 30-day period and diligently pursues the cure to completion. If the defaulting Party has not completely cured such breach in all material aspects within the applicable period, then the non-defaulting Party may terminate this Agreement by written notification in its entirety; provided, that such termination will only relieve the Parties of obligations that would have arisen under this Agreement after the effective date of termination, and will in no way relieve the Parties from any obligations existing on or before the date of such termination, including but not limited to the obligation to pay outstanding invoices and fill outstanding orders. In the event of termination under this Section, the non-defaulting Party will also have all other remedies available at law or in equity.
1.1
Effect of Termination. In the event of any termination or expiration of this Agreement, such termination or expiration will only relieve the Parties of obligations that would have arisen under this Agreement after the effective date of termination or expiration, and will in no way relieve the Parties from any then-existing or prior obligations, including the obligation to pay outstanding invoices and fill outstanding orders. In addition, all terms that by implication, context, or direct language, survive expiration or termination, including without limitation Articles 5, 6, 8 and 9, and Sections 7.3 – 7.7, shall survive any termination or expiration of this Agreement.
Article 2.

Representations, Warranties, Indemnification, Insurance, Certain Covenants
2.1
Company Warranty. Company represents, warrants and covenants (as applicable) to Niowave that:
2.1.1
Company has not entered into any contract and is not subject to any obligation that will, and shall not enter into any agreement or become subject to any obligation that would, prevent or adversely affect its ability to fulfill its obligations under this Agreement;
2.1.2
Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has the full right and authority to own and operate its property and assets and to carry on its business as it is now being conducted and to enter into this Agreement and to grant the rights granted under this Agreement;
2.1.3
Company shall at its sole cost and expense, comply with all laws and regulations and obtain all governmental approvals, regulatory approvals applicable to the exercise its rights and the engagement of its activities under this Agreement.
1.1
Niowave Warranty. Niowave represents, warrants and covenants (as applicable) to Company that:
1.1.1
Niowave has not entered into any contract and is not subject to any obligation that will, and shall not enter into any agreement or become subject to any obligation that would, prevent or adversely affect its ability to fulfill its obligations under this Agreement;
1.1.2
Niowave is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full right and authority to own and operate its property and assets and to carry on its business as it is now being conducted and to enter into this Agreement and to grant the rights granted under this Agreement;
1.1.3
Niowave is the owner of the Niowave Background IP.
1.1
Niowave Indemnity. Niowave will defend, indemnify, and hold harmless Company and its Affiliates and their respective directors, officers, employees, agents, attorneys, successors and assigns (collectively, “Company Indemnitees”) from and against any and all losses, liabilities, damages, fines, penalties, costs and expenses, including all reasonable attorneys’ and experts’ fees and expenses (collectively, “Losses”) they may suffer as the result of third party claims, suits, proceedings or actions against any Company Indemnitee (collectively, “Claims”) to the extent arising out of or resulting from: (a) the breach of any of the covenants, warranties or representations made by Niowave to Company under this Agreement; (b) negligence of Niowave or any of its Affiliates [***].
1.2
Company Indemnity. Company will defend, indemnify, and hold harmless Niowave and its Affiliates and their respective directors, officers, employees, agents, attorneys, successors and assigns (collectively, “Niowave Indemnitees”) from and against any and all Losses they may suffer as a result of Claims to the extent arising out of or resulting from: (a) any [***] infringes, misappropriates or otherwise violates any intellectual property rights of a third party; (b) the breach of any of the covenants, warranties or representations made by Company to Niowave under this Agreement; (c) any injuries to persons and/ or any damage to property caused by the [***] Final Product [***]; and (d) the negligence of Company or any of its Affiliates [***].
1.1
DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR

IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.
1.2
LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY) FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS.

[***]

[***]

Article 2.

Public Statements
2.1
Use of Names. Neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or its Affiliates in any press release, publication, or other form of public disclosure without the prior written consent of the other Party in each instance (such consent not to be unreasonably withheld or delayed).
2.2
Press Releases. Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof, or any information relating to this Agreement without the prior written consent of the other Party.
1.1
Required Disclosures. Notwithstanding the foregoing, each Party may make any disclosures required of it to comply with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange. In the event a Party is required by law, governmental regulation or the rules of any recognized stock exchange to disclose any terms of this Agreement, such Party shall provide the other Party with reasonable advance notice of any such disclosure and a reasonable opportunity to comment on such disclosure of the terms of this Agreement (The Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, each Party shall consult with the other Party on the provisions of this Agreement, together with exhibits or other attachments attached hereto, to be redacted in any filings made by either Party with any governmental authority, stock exchange, or other regulatory body, or as otherwise required by law.
Article 2.

Miscellaneous
2.1
Assignment. Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that either Party may assign this Agreement in its entirety to a successor to all or substantially all its business or assets to which this Agreement relates, whether by merger, acquisition, sale of assets, sale of stock, or otherwise. Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). Any attempted assignment in contravention of the foregoing will be void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Assigning party shall provide non-assigning party notice of such permitted assignment within 30 days of the effectiveness of the assignment. For the avoidance of doubt, this Agreement, and each Party’s rights and obligations hereunder, shall survive a change of control affecting either Party.
2.2
Extension to Affiliates. Each Party shall have the right to extend the rights, immunities, and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the applicable Party. Each Party shall remain primarily liable for any acts or omissions of its Affiliates.
1.1
Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

1.2
Governing Law, Dispute Resolution, Jurisdiction, and Attorney’s Fees.
1.2.1
This Agreement shall be governed by and construed under the laws of the State of Michigan, without giving effect to the conflicts of laws provision thereof.
1.2.2
In the event of any unresolved disputes between the Parties relating to, arising out of or in any way connected with this Agreement, the Parties irrevocably agree that the federal and state courts located in Michigan shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in any way relate to this Agreement or its formation and, for these purposes, each Party on behalf of itself and its Affiliates irrevocably submits to the personal jurisdiction of the federal and state courts of the State of Michigan.
1.2.3
In any action to enforce the terms of this Agreement or other action between the parties, the prevailing party shall be awarded actual attorneys’ fees, costs, and expenses, including without limitation, expert fees.
1.1
Force Majeure. If either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, energy shortages, epidemics, pandemics, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as Force Majeure prevents such performance. In the event of a Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of and shall use commercially reasonable efforts to resume performance of its obligations. Notwithstanding the foregoing, if such a Force Majeure induced delay or failure of performance continues for a period of more than forty-five (45) days, the other Party may terminate this Agreement upon written notice to the non-performing Party. Notwithstanding anything to the contrary provided herein, a Force Majeure shall not relieve a party of its obligations to pay the other party amounts due under this Agreement.
1.2
Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right as to a similar subsequent failure to perform any such term by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
1.1
Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Niowave and Company, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.
1.2
Notices. All notices provided for in this Agreement will be in writing and will be considered delivered if: (a) personally delivered to the person to be notified; (b) sent by email or facsimile, with confirmation of transmission received; (c) mailed by certified first class or registered air mail, postage prepaid, return receipt requested (if local delivery); or (d) delivered to reputable overnight courier addressed to the respective Parties as set forth below. Such notices will be effective immediately if delivered in person or by confirmed email or facsimile and will be effective upon the date acknowledged to have been received or refused in return receipt if mailed or upon the date of receipt or refused if sent by overnight courier.

If to Company: Aptevo Research and Development LLC
2401 4th Ave., Suite 1050
Seattle WA 98121

Attention: SoYoung Kwon
[***]

If to Niowave: Niowave, Inc.
1012 N. Walnut Street
Lansing, MI 48906

Attention: Matt Burba
[***]

Either Party may change its address by giving notice to the other Party in the manner provided.

1.3
Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all applicable laws. Neither Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable law. In connection with this Agreement, each Party, its Affiliates, employees, agents, and any other representatives shall neither offer, agree to give or give any person, nor demand, agree to accept or accept from any person – whether for themselves or another person and either directly or indirectly – any gift or payment, consideration or benefit of any kind, which constitutes an illegal or corrupt practice under the applicable laws.
1.1
No Third-Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any third party (including any third-party beneficiary rights).
1.2
Expenses. Each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution, and delivery of this Agreement.
1.1
Entire Agreement. This Agreement, together with its Exhibit, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter (including the Existing Confidentiality Agreement between the Parties); provided that all “Confidential Information” disclosed or received by the Parties under the Existing Confidentiality Agreement shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement. In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail.
1.2
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives as of the Signing Date.

NIOWAVE, INC.

By:

Mike Zamiara, Chief Executive Officer

Aptevo Research and Development LLC

By:

Jeffrey Lamothe, President and Chief Executive Officer

Exhibit A

Specification

[***]

Exhibit B

Supply Commitment

Agreement Term: [***]

Quantity. Niowave will deliver [***] according to Specification in Exhibit A.

Materials Price: Niowave shall supply the Materials at a price equivalent to [***].

Invoicing: Niowave will invoice Company for individual orders upon shipment, and Company will pay the applicable invoices within [***] days of receipt.

Change Orders: Changes to this Supply Commitment are to be made in accordance with Section 2.3 of the Supply Agreement.

Regulatory Support: DMF and ASMF reference rights granted (if filed)

Shipment/Activity Changes: All shipment details, including the activity and the destination, must be confirmed no later than [***] prior to dispensing. Any changes requested fewer than [***] prior to dispensing shall be subject to a non‑refundable flat change fee of [***] to accommodate such changes.

Exhibit C

Capacity Reservation Option

Capacity Expansion Options: Within the Term of this agreement, Company shall have the option to reserve additional production capacity for Ac-225 on Niowave’s [***] by selecting one of the following reservation percentages: [***]. The reservation shall secure the corresponding share of the next available [***] production slot. Company shall pay [***] and agree to [***] associated with the selected reservation percentage, as outlined in the table below. Reservation fees are non-refundable and guarantee priority access for the reserved capacity. Niowave will confirm the estimated production date upon execution of the reservation option.

Reservation Options and Pricing

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